UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2025 (May 20, 2025)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors

On May 20, 2025, the Board of Directors (the “Board”) of Healthcare Realty Trust Incorporated (the “Company”) approved the appointment of Peter A. Scott to serve as a director. In connection with Mr. Scott's appointment, the Board also approved action to increase the size of the Board to 12 directors. Mr. Scott was appointed to serve as a director until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Scott was also appointed to serve on the Board’s Capital Allocation Committee. The Board is currently evaluating its size and composition and expects to reduce its size over the coming months.

Mr. Scott was appointed as the Company’s President and Chief Executive Officer effective April 15, 2025. As an employee of the Company, Mr. Scott is deemed to not be an independent director and will receive no additional compensation for service on the Board.

Other than the Employment Agreement between Mr. Scott and the Company, dated as of April 15, 2025, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, Mr. Scott is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Scott and any other persons pursuant to which he was selected as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on May 20, 2025. At the annual meeting, there were present in person or by proxy 333,990,329 shares of the Company’s common stock, representing approximately 95.15% of the total outstanding shares. The proposals considered at the annual meeting were voted on as follows:
1) The following individuals were elected to serve as directors for one-year terms or until their successors have been elected and take office.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voting For [1]
Nancy H. Agee	255,795,115	62,800,826	1,187,668	14,206,720	80.28%
Thomas N. Bohjalian	303,928,889	15,620,186	234,534	14,206,720	95.11%
Ajay Gupta	263,593,220	55,955,005	235,384	14,206,720	82.48%
David B. Henry	316,980,073	2,569,127	234,409	14,206,720	99.19%
James J. Kilroy	256,226,403	63,325,370	231,836	14,206,720	80.18%
Jay P. Leupp	263,204,682	56,337,189	241,738	14,206,720	82.36%
Peter F. Lyle, Sr.	259,481,848	60,068,984	232,777	14,206,720	81.20%
Constance B. Moore	304,950,342	14,597,790	235,477	14,206,720	95.43%
Glenn J. Rufrano	317,174,333	2,374,311	234,965	14,206,720	99.25%
Christann M. Vasquez	250,912,774	66,773,436	2,097,399	14,206,720	78.98%
Donald C. Wood	317,220,229	2,328,749	234,631	14,206,720	99.27%
1 Total “For” votes as a percentage of the shares voted on the proposal.

2) The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes	Percent Voting For [1]
324,492,190	9,247,730	250,409	—	97.22%
1 Total "For" votes as a percentage of the shares voted on the proposal.

3) The stockholders approved, on a non-binding advisory basis, the Company’s compensation of its executive officers by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes	Percent Voting For [1]
278,170,736	41,245,649	367,224	14,206,720	87.08%
1 Total “For” votes as a percentage of the shares voted on the proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: May 22, 2025	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer